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
WESTELL TECHNOLOGIES, INC.
RATIO OF EARNINGS TO FIXED CHARGES FOR
THE FISCAL YEAR PERIOD 1996 TO 2000 AND NINE            Nine Months
MONTH PERIOD ENDING DECEMBER 21, 2000.                  Ended                                 Year Ended March 31,
                                                                           ---------------------------------------------------------
                                                        December 31, 2000     2000        1999        1998       1997        1996
                                                        ----------------------------------------------------------------------------
FIXED CHARGES:
              Interest on debt and capitalized leases   $  1,523           $  1,856    $    296    $    502    $    859    $    330
              Interest element of rentals                    858                853         833         686         735         365
                                                        ----------------------------------------------------------------------------

              Total fixed charges                       $  2,381           $  2,709    $  1,129    $  1,188    $  1,594    $    695
                                                        ============================================================================


EARNINGS:
              Consolidated net loss                     $(34,668)          $ (8,182)   $(34,992)   $(13,971)   $(14,706)   $ (2,075)

              Benefit for income taxes                      --               (3,600)       --        (5,137)     (9,820)     (1,886)
              Discontinued operations                       --                 --         --          --             5         622
              Fixed charges                                2,381              2,709       1,129       1,188       1,594         695
                                                        ----------------------------------------------------------------------------
                                                        $(32,287)          $ (9,073)   $(33,863)   $(17,920)   $(22,927)   $ (2,644)
                                                        ============================================================================

RATIO OF EARNINGS TO FIXED CHARGES                             *                  *           *           *           *           *
                                                        ============================================================================

* DURING APPLICABLE YEARS THE RATIO IS LESS THAN 1 TO 1,
THE COVERAGE DEFICIENCY IS AS FOLLOWS:                  $ 34,668           $ 11,782    $ 34,992    $ 19,108    $ 24,521    $  3,339
                                                        ============================================================================
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